Callaway Golf Company Announces First Quarter 2012 Results; Provides Revised Guidance

- 2012 first quarter earnings per share of $0.37, compared to $0.15 in 2011

- 2012 first quarter pro forma earnings per share of $0.18, compared to $0.15 in 2011

- 2012 first quarter net sales of $285 million, compared to $286 million in 2011

- Completed several strategic initiatives

- Completed sale of Top-Flite and Ben Hogan brands

- Re-structured North America's apparel license with Perry Ellis Int'l

- Announced settlement of Acushnet litigation

CARLSBAD, Calif., April 26, 2012 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its first quarter 2012 financial results.

GAAP RESULTS.

For the first quarter of 2012, the Company reported the following results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement/ (Decline)
Net Sales	$285	-	$286	-	($1)
Gross Profit	$124	44%	$124	43%	-
Operating Expenses	$97	34%	$101	35%	$4
Operating Income	$28	10%	$23	8%	$5
Income Tax Provision/(Benefit)	($0.3)	0%	$9	3%	$9
Net Income	$32	11%	$13	4%	$19
Earnings per share (Diluted)	$0.37	-	$0.15	-	$0.22

NON-GAAP FINANCIAL RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company also provided additional information concerning its results on a non-GAAP basis. The manner in which this non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the first quarter of 2012, the Company reported the following non-GAAP results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement/ (Decline)
Net Sales	$285	-	$286	-	($1)
Gross Profit	$124	44%	$130	46%	($6)
Operating Expenses	$103	36%	$107	37%	$4
Operating Income	$21	7%	$23	8%	($2)
Income Tax Provision	$10	3%	$9	3%	($1)
Net Income	$15	5%	$13	5%	$2
Earnings per share (Diluted)	$0.18	-	$0.15	-	$0.03

"I am very pleased to be a part of the Callaway Golf team and am excited about the long-term potential of Callaway," commented Chip Brewer, President and Chief Executive Officer. "There were many initiatives underway when I arrived at Callaway targeted at reducing costs and simplifying the business and thus providing greater focus on the Company's core business. I would like to thank Tony Thornley for his time and efforts in initiating these actions over the past several months. I believe there are tremendous growth opportunities with our core Callaway Golf and Odyssey brands and believe that the Company's renewed focus on these brands, together with the other actions we have taken, will enable us to capture this growth and drive profitability."

"We are pleased with the progress we have made against these key strategic initiatives and the year over year improvement in the Company's financial performance," continued Mr. Brewer. "Sales of woods, premium golf balls, and accessories are up, total sales in the United States and Japan have increased, and our operating expenses have improved despite planned incremental investment in brand and demand creation initiatives. We also completed the sale of our Top-Flite and Ben Hogan brands, settled much of our outstanding litigation, and expanded our apparel license agreement in North America, which allows us to increase our focus on the Company's core business. With that said, we are unsatisfied with the pace at which our financial performance and market positions are improving and we will be taking actions to accelerate this pace of recovery."

"While the actions we have taken recently to reduce costs and provide renewed focus on the Company's core brands were important initiatives, there is more work to be done to maximize the Company's full potential," continued Mr. Brewer. "During my brief time here, we have already made changes aimed at strengthening our business and increasing our long-term competitiveness and we will continue to do so. With a renewed focus on our core business, strong Callaway Golf and Odyssey brands, industry leading research and development capabilities, and an outstanding group of employees, we believe we have all the components necessary to drive sustainable long term growth and increase shareholder value."

Business Outlook

"Our business is recovering compared to last year, albeit at a slower pace than we estimated in our guidance provided in January," commented Brad Holiday, Chief Financial Officer. "Given the current pace of recovery, the impact of the sale of Top-Flite and Ben Hogan assets, and the expansion of the North America apparel license, we are revising our first half financial guidance. Additionally, while we expect a significant improvement in our full year financials compared to 2011, both on a GAAP and pro forma basis, we are suspending full year guidance at this time."

The Company provided revised guidance for the first half of 2012 as follows:

  Net sales for the first half of 2012 are projected to be $560 - $575 million, compared to $559 million in 2011 and compared to prior guidance of $610 - $630 million.
  Gross margins for the first half of 2012 are projected to be approximately 43%, compared to 43% in 2011 and compared to prior guidance of 44%.*
  Operating expenses for the first half of 2012 have not changed and are still projected to be $214 million compared to $209 million in 2011.*
  Earnings per share is estimated at $0.20 to $0.25 compared to $0.15 in 2011 and assumes shares outstanding at 64.5 million, and includes the after-tax impact of the Company's outstanding preferred equity.*

*Note: These estimates are generally non-GAAP estimates. The estimates for the first half of 2012 exclude the $6.6 million gain on the sale of the Top-Flite and Ben Hogan brands and for comparative purposes earnings per share for 2012 assumes a tax rate of 38.5%. GAAP tax rates for 2012 are not directly correlated to the Company's pre-tax results due to the effects of deferred tax asset valuations that will continue to impact the tax rate until the Company returns to sustained profitability as defined by accounting rules. The 2011 results exclude charges associated with the Company's global operations strategy, impairment of assets, non-cash tax adjustment, restructuring, and gain on the sale of a building. These estimates are based upon estimated foreign currency exchange rates.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results and business. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, May 3, 2012. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 69148430.

Non-GAAP Information: This press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information. The non-GAAP financial information included in the press release and attached schedules present certain of the Company's financial results excluding charges for (i) the Company's global operations strategy, (ii) non-cash intangible asset charges, (iii) non-cash tax adjustments relating to or as a result of the establishment of a deferred tax valuation allowance, (iv) restructuring charges, (v) the gain on the sale of three buildings, and (vi) the gain recognized in connection with the sale of the Top-Flite and Ben Hogan brands. The non-GAAP financial information also includes the Company's results excluding interest, taxes, depreciation and amortization expenses, and the non-cash intangible asset charges ("Adjusted EBITDA"). For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the non-GAAP income tax provision/benefit, net loss, and loss per share. The non-GAAP information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information within the press release and attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated sales, gross margins, operating expenses, and earnings in 2012, statements relating to the pace of the Company's recovery and expected improvement in full year financials compared to 2011, and statements relating to future growth, profitability, and increased shareholder value are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf apparel, footwear and accessories, under the Callaway Golf® and Odyssey® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
Tim Buckman
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$ 51,669	$ 43,023
Accounts receivable, net	255,259	115,673
Inventories	236,240	233,070
Deferred taxes, net	3,950	4,029
Income taxes receivable	1,899	3,654
Other current assets	23,373	19,880
Total current assets	572,390	419,329

Property, plant and equipment, net	117,098	117,147
Intangible assets, net	130,503	151,138
Other assets	39,243	39,498
Total assets	$ 859,234	$ 727,112

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 150,472	$ 129,193
Accrued employee compensation and benefits	23,508	23,785
Accrued warranty expense	8,262	8,140
Income tax liabilities	4,628	6,666
Asset-backed credit facility	85,900	-
Total current liabilities	272,770	167,784

Long-term liabilities	44,476	46,514
Shareholders' equity	541,988	512,814
Total liabilities and shareholders' equity	$ 859,234	$ 727,112

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	March 31,
	2012	2011

Net sales	$ 285,098	$ 285,599
Cost of sales	160,727	161,918
Gross profit	124,371	123,681
Operating expenses:
Selling	76,838	75,219
General and administrative	12,234	16,287
Research and development	7,473	9,197
Total operating expenses	96,545	100,703
Income from operations	27,826	22,978
Other income (expense), net	3,684	(1,380)
Income before income taxes	31,510	21,598
Income tax provision (benefit)	(292)	8,780
Net income	31,802	12,818
Dividends on convertible preferred stock	2,625	2,625
Net income allocable to common shareholders	$ 29,177	$ 10,193

Earnings per common share:
Basic	$0.45	$0.16
Diluted	$0.37	$0.15
Weighted-average common shares outstanding:
Basic	64,983	64,303
Diluted	84,930	84,719

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarter Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$ 31,802	$ 12,818
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,745	9,880
Deferred taxes, net	(2,321)	(125)
Non-cash share-based compensation	788	2,305
Gain on disposal of long-lived assets	(559)	(6,242)
Gain on sale of intangibles	(6,616)	-
Changes in assets and liabilities	(124,245)	(58,010)
Net cash used in operating activities	(92,406)	(39,374)

Cash flows from investing activities:
Capital expenditures	(8,687)	(6,918)
Proceeds from sales of property, plant and equipment	50	18,172
Net proceeds from sale of intangibles	26,861	-
Net cash provided by investing activities	18,224	11,254

Cash flows from financing activities:
Issuance of common stock	1	1,160
Dividends paid, net	(3,279)	(3,270)
Proceeds from credit facilities, net	85,900	3,000
Other financing activities	169	169
Net cash provided by financing activities	82,791	1,059

Effect of exchange rate changes on cash and cash equivalents	37	560
Net increase (decrease) in cash and cash equivalents	8,646	(26,501)
Cash and cash equivalents at beginning of period	43,023	55,043
Cash and cash equivalents at end of period	$ 51,669	$ 28,542

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category
	Quarter Ended
	March 31,		Growth/(Decline)
	2012	2011	Dollars	Percent
Net sales:
Woods	$ 90,729	$ 81,027	$ 9,702	12%
Irons	58,316	69,992	(11,676)	-17%
Putters	24,092	28,831	(4,739)	-16%
Golf balls	42,546	44,613	(2,067)	-5%
Accessories and other	69,415	61,136	8,279	14%
Income before income taxes	$ 285,098	$ 285,599	$ (501)	0%

	Net Sales by Region
	Quarter Ended
	March 31,		Growth/(Decline)
	2012	2011	Dollars	Percent
Net sales:
United States	$ 149,699	$ 145,373	$ 4,326	3%
Europe	42,699	46,155	(3,456)	-7%
Japan	42,254	37,535	4,719	13%
Rest of Asia	17,997	23,506	(5,509)	-23%
Other foreign countries	32,449	33,030	(581)	-2%
	$ 285,098	$ 285,599	$ (501)	0%

	Operating Segment Information
	Quarter Ended
	March 31,		Growth/(Decline)
	2012	2011	Dollars	Percent
Net sales:
Golf clubs	$ 242,552	$ 240,986	$ 1,566	1%
Golf balls	42,546	44,613	(2,067)	-5%
	$ 285,098	$ 285,599	$ (501)	0%

Income before income taxes:
Golf clubs(1) (2)	$ 32,640	$ 29,305	$ 3,335	11%
Golf balls (1) (2)	1,577	2,300	(723)	-31%
Reconciling items (3)	(2,707)	(10,007)	7,300	-73%
	$ 31,510	$ 21,598	$ 9,912	46%

(1)Certain prior period amounts have been reclassified between product categories to conform with the current period presentation.

(2)In connection with the GOS Initiatives, the Company's golf club and golf ball operating segments absorbed pre-tax charges of $4.5 million and $1.8 million, respectively, during the quarter ended March 31, 2011.  The Company completed the final phase of its GOS initiatives in December 2011 and, as such, charges incurred in 2012 were nominal.

(3)Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

		Quarter Ended March 31,				Quarter Ended March 31,
		2012				2011

		Pro Forma Callaway Golf (1)	Non-Cash Tax Adjustment(2)	Gain on Sale of TF/BH(1)	Total as Reported	Pro Forma Callaway Golf	Global Operations Strategy	Gain on Sale of Buildings	Total as Reported
Net sales		$ 285,098	$ -	$ -	$ 285,098	$ 285,599	$ -	$ -	$ 285,599
Gross profit		124,371	-	-	124,371	129,983	(6,302)	-	123,681
% of sales		44%	n/a	n/a	44%	46%	n/a	n/a	43%
Operating expenses		103,161	-	(6,616)	96,545	106,646	227	(6,170)	100,703
Income (expense) from operations		21,210	-	6,616	27,826	23,337	(6,529)	6,170	22,978
Other income , net		3,684	-	-	3,684	(1,380)	-	-	(1,380)
Income before income taxes		24,894	-	6,616	31,510	21,957	(6,529)	6,170	21,598
Income tax provision (benefit)		9,584	(12,423)	2,547	(292)	8,911	(2,378)	2,247	8,780
Net income		15,310	12,423	4,069	31,802	13,046	(4,151)	3,923	12,818
Dividends on convertible preferred stock		2,625	-	-	2,625	2,625	-	-	2,625
Net income allocable to common shareholders		$ 12,685	$ 12,423	$ 4,069	$ 29,177	$ 10,421	$ (4,151)	$ 3,923	$ 10,193

Diluted earnings per share:		$ 0.18	$ 0.14	$ 0.05	$ 0.37	$ 0.15	$ (0.05)	$ 0.05	$ 0.15
Weighted-average shares outstanding:		84,930	84,930	84,930	84,930	84,719	84,719	84,719	84,719

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive pro forma results.
(2)Current period impact of the valuation allowance established against the Company's U.S. deferred tax assets and the impact of applying a statutory tax rate of 38.5% to pro forma results.

	2012 Trailing Twelve Months Adjusted EBITDA					2011 Trailing Twelve Months Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended					Quarter Ended
	June 30,	September 30,	December 31,	March 31,		June 30,	September 30,	December 31,	March 31,
	2011	2011	2011	2012	Total	2010	2010	2010	2011	Total
Net income (loss)	$ (59,066)	$ (62,587)	$ (62,985)	$ 31,802	$ (152,836)	$ 11,465	$ (18,317)	$ (32,255)	$ 12,818	$ (26,289)
Interest expense (income), net	207	399	324	817	1,747	(242)	(1,234)	(444)	142	(1,778)
Income tax provision (benefit)	45,483	14,854	12,442	(292)	72,487	8,932	(22,100)	(13,231)	8,780	(17,619)
Depreciation and amortization expense	9,311	9,247	10,198	8,745	37,501	9,606	10,687	10,707	9,880	40,880
Impairment charge	5,413	-	1,120	-	6,533	-	-	7,547	-	7,547
Adjusted EBITDA	$ 1,348	$ (38,087)	$ (38,901)	$ 41,072	$ (34,568)	$ 29,761	$ (30,964)	$ (27,676)	$ 31,620	$ 2,741